CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT dated as of September 8, 2020 is between:

PLATINUM GROUP METALS LTD., a company existing under the laws of the Province of British Columbia

(the "Borrower")

AND:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED, a company existing under the laws of the Republic of South Africa

(the "Guarantor")

AND:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario, as agent

(together with its successors and permitted assigns, the "Agent")

AND:

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO AS LENDERS

(together with their respective successors and permitted assigns, the "Lenders")

BACKGROUND:

A. The Agent, the Lenders, the Borrower and the Guarantors entered into a credit agreement dated as of August 15, 2019 (the "Credit Agreement"), pursuant to which the Lenders advanced a $20,000,000 senior secured credit facility to the Borrower (the "Facility").

B. As additional security for the payment and performance of all obligations of the Borrower and the Guarantor under the Credit Agreement and the other Facility Documents, the Guarantor has agreed to grant to and in favour of the Finance Parties a first priority security interest over all shares in the capital of Mnombo held by the Guarantor (the "Mnombo Shares"), pursuant to a cession and pledge in security to be dated on or about the date of this Agreement (the "Cession and Pledge in Security (Mnombo Shares)").

C. As security for the obligations of the Guarantor to the Borrower in respect of certain intercompany loans and advances, the Guarantor has agreed to grant to and in favour of the Borrower a security interest over all shares in the capital of Waterberg and Mnombo held by the Guarantor (the "PTM Intercompany Security"), to be and remain at all times subordinate in priority to the Finance Parties' security interest over all shares in the capital of Waterberg and Mnombo held by the Guarantor, as evidenced by an intercreditor agreement to be dated on or about the date of this Agreement.

D. On June 17, 2020, the Borrower announced the closing of a non-brokered private placement of 1,221,500 common shares in its capital, to be issued at a subscription price of USD $1.40 per common share, resulting in gross proceeds of USD $1,710,000 (the "Equity Financing").

E. Pursuant to Section 3.3 of the Credit Agreement, the Borrower is required to pay or cause to be paid 50% of the proceeds of any equity financing, net of reasonable financing costs, to the Lenders in prepayment of the Facility.

F. The Lenders have agreed to permit the PTM Intercompany Security and to waive the requirements of Section 3.3 of the Credit Agreement in respect of the prepayment of the Equity Financing proceeds, in reliance on and subject to the terms and conditions of this Agreement.

AGREEMENTS

 NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Defined Terms

 Unless otherwise defined herein, all defined terms shall for all purposes of this Agreement, or any amendment, substitution, supplement, replacement, restatement or addition hereto, have the meanings given in the Credit Agreement.

1.2 Other Usages

 References to "this Agreement", "the Agreement", "hereof", "herein", "hereto" and like references refer to this Agreement and not to any particular Article, Section or other subdivision of this Agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.3 Headings

 The division of this Agreement into Articles and Sections and the insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Governing Law

 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of British Columbia in the City of Vancouver, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

1.5 Time of the Essence

 Time shall in all respects be of the essence of this Agreement.

ARTICLE 2
CONSENT

2.1 Consent to PTM Intercompany Security

 The Finance Parties hereby consent to the Guarantor granting the PTM Intercompany Security to and in favour of the Borrower, provided always that the PTM Intercompany Security shall at all times be and remain subordinate in priority to the Finance Parties' security interest over all shares in the capital of Waterberg and Mnombo held by the Guarantor, pursuant and otherwise subject to the terms of an intercreditor agreement in form and on terms satisfactory to the Finance Parties (the "Intercreditor Agreement"), and subject to the Guarantor executing and delivering to the Finance Parties the Cession and Pledge in Security (Mnombo Shares), together with all such other documents contemplated under Article 4.

2.2 Waiver for Equity Financing

 Provided that no Event of Default has occurred and is continuing as of the time of closing of the Equity Financing, the Finance Parties waive the requirement under Section 3.3 of the Credit Agreement for the Borrower to pay or cause to be paid 50% of the proceeds of the Equity Financing, net of reasonable financing costs, to the Lenders in prepayment of the Facility. This is a one-time waiver and shall not apply to any other equity financing by the Borrower or the Guarantor.

ARTICLE 3
AMENDMENTS

3.1 Schedule B (Security Documents)

(a) Schedule B (Security Documents) of the Credit Agreement is hereby amended by adding the following as an additional Security Document:

"Cession and Pledge in Security (Mnombo Shares): Cession and Pledge in Security Agreement pursuant to which the Guarantor will pledge all of its interest in Mnombo (including without limitation the Shares and Shareholder Loans (as such terms are defined in the Mnombo Shareholders Agreement)) in favour of the Agent and the Lenders (the "Cession and Pledge in Security (Mnombo Shares)").".

(b) From and after the date hereof, all references in the Credit Agreement and the other Facility Documents to "Security Documents" shall for all purposes be deemed to include the Cession and Pledge in Security (Mnombo Shares).

ARTICLE 4
CONDITIONS PRECEDENT

4.1 Conditions Precedent

 As conditions precedent to the effectiveness of this Agreement, the Credit Parties shall execute and deliver or cause to be executed and delivered the following, each in form and on terms satisfactory to the Finance Parties:

(a) the Cession and Pledge in Security (Mnombo Shares);

(b) confirmation from Standard Bank of South African Reserve Bank Approval for the transactions contemplated by the Cession and Pledge in Security (Mnombo Shares);

(c) the consent of the Mnombo shareholders under the Mnombo shareholders agreement dated on or about March 30, 2012, consenting to the transactions contemplated by the Cession and Pledge in Security (Mnombo Shares), including the transfer of Mnombo Shares on the enforcement or realization thereunder;

(d) Mnombo directors' resolutions authorizing the pledge and transfer of the Mnombo Shares pursuant to the Cession and Pledge in Security (Mnombo Shares);

(e) the share certificates representing the Mnombo Shares;

(f) transfer forms in respect of the Mnombo Shares;

(g) such other documents contemplated under the Cession and Pledge in Security (Mnombo Shares);

(h) a directors' certificate and a disclosure certificate of the Guarantor;

(i) a disclosure certificate of Mnombo;

(j) a disclosure certificate of Waterberg;

(k) a copy of the Mnombo share register;

(l) a copy of the Waterberg share register;

(m) the confirmation letters to be issued under the Cession and Pledge in Security (Mnombo Shares);

(n) the confirmation letters to be issued under the Cession and Pledge in Security dated August 15, 2019 between the Guarantor, as pledgor and cedent, the Lenders, as lenders, and the Agent, as agent, in respect of the cession and pledge of Waterberg shares by the Guarantor;

(o) the confirmation letters to be issued under the Cession and Pledge in Security dated August 15, 2019 between the Borrower, as pledgor and cedent, the Lenders, as lenders, and the Agent, as agent, in respect of the cession and pledge of Guarantor shares by the Borrower;

(p) the Intercreditor Agreement; and

(q) legal opinions of the Credit Parties Canadian and South African counsel.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES, COVENANTS, NO DEFAULT OR EVENT OF DEFAULT

5.1 Representations and Warranties

(a) The Credit Parties hereby confirm that the Recitals set forth above are true and correct and agrees that such Recitals form part of this Agreement.

(b) The Credit Parties hereby reaffirm and restate each of the representations and warranties set out in the Credit Agreement, as of the date hereof.

5.2 No Default or Event of Default; Covenants

The Credit Parties hereby confirm that:

(a) no Default or an Event of Default has occurred and is continuing and that neither the entering into or the consummation of the transactions contemplated herein will result in any Default or Event of Default; and

(b) all of the covenants and agreements of the Credit Parties to be fulfilled or otherwise satisfied on or before the date hereof have been fulfilled or otherwise satisfied.

ARTICLE 6
SECURITY CONFIRMATION

6.1 Security Confirmation

 The Credit Parties hereby agree, ratify and confirm that all Security Interests granted by the Credit Parties pursuant to or in accordance with the Credit Agreement, as amended hereby, remain in full force and effect, securing all obligations of the Credit Parties under each of the Facility Documents and all other documents and instruments executed and delivered in connection with the Facility. The Guarantor hereby agrees, ratifies and confirms that its guarantee of all indebtedness, liabilities and obligations of the Borrower to the Finance Parties under the Credit Agreement as amended hereby, and all other Facility Documents remain in full force and effect, unamended.

ARTICLE 7
MISCELLANEOUS

7.1 Waivers

 Except as expressly set out herein, this Agreement is not and shall not be deemed to be a waiver, consent or amendment of any term or condition of the Credit Agreement or any other Facility Document, and shall not prejudice any right or rights which the Finance Parties may now have or may have in the future in respect of any agreement, term or condition under or in connection with the Credit Agreement or the other Facility Document. If at any time any Credit Party shall fail to fulfil or to maintain the conditions to any waivers set forth herein, such waivers shall terminate immediately upon such failure to fulfil or maintain such conditions. This Agreement does not and shall not in any way constitute a waiver of any Default or Event of Default under the Credit Agreement, and the Finance Parties expressly reserve all of its existing and future rights under the Credit Agreement and the other Facility Documents arising in respect of any Default or Event of Default.

7.2 General Rule

 Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this Agreement into the Credit Agreement. This Agreement is a Facility Document.

7.3 Future References to the Credit Agreement

 On and after the date of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any Facility Document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall be deemed for all purposes to refer to the Credit Agreement, as amended hereby and as may from time to time be further amended, modified, supplemented, restated or replaced from time to time. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

7.4 Enurement

 This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

7.5 Entire Agreement

 This Agreement amends and modifies the Credit Agreement and together with it and the agreements referred to therein and delivered pursuant thereto, constitutes the entire agreement between the parties hereto and supersedes any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

7.6 Amendments

 This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

7.7 Counterparts

 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

BORROWER:

PLATINUM GROUP METALS LTD.

Per: "R. Michael Jones"
Authorized Signatory

Per: "Frank Hallam"
Authorized Signatory

GUARANTOR:

PLATINUM GROUP METALS (RSA) PROPRIETARY LIMITED

Per: "R. Michael Jones"
Authorized Signatory

Per: "Frank Hallam"
Authorized Signatory

Credit Agreement Modification Agreement Signature Page

AGENT:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP,

by its general partner, SPROTT RESOURCE LENDING CORP.

Per:  /s/ Jim Grosdanis

Authorized Signatory

Per:  /s/ Narinder Nagra

Authorized Signatory

LENDERS:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP,

by its general partner, SPROTT RESOURCE LENDING CORP.

Per:  /s/ Jim Grosdanis

Authorized Signatory

Per:  /s/ Narinder Nagra

Authorized Signatory

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP

by its general partner

Resource Capital Investment Corp.

Per:  /s/ Thomas W. Ulrich

Authorized Signatory

Credit Agreement Modification Agreement Signature Page